Exhibit 99.3
National Interstate Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Financial Statements
Effective July 1, 2010, National Interstate Insurance Company (“the Company”), the principal insurance subsidiary of National Interstate Corporation (the “Corporation”), completed the acquisition of Vanliner Group, Inc. (“Vanliner”) from UniGroup, Inc. (“UniGroup”). Pursuant to the Purchase Agreement (the “Agreement”), dated as of April 26, 2010, among the Company, the Corporation and UniGroup, the Company acquired all of the issued and outstanding capital stock of Vanliner and the Corporation acquired certain named information technology assets.
The initial purchase price of $128.1 million, paid in cash from available funds, represented Vanliner’s estimated tangible book value at closing of $125.1 million, as well as $3.0 million of certain named information technology assets. This estimated purchase price was adjusted based on Vanliner’s closing balance sheet, which was delivered to the Company on August 27, 2010. The Agreement provides the Company with an additional 60 day review period following the delivery of Vanliner’s closing balance sheet. A pro forma adjustment for a $4.3 million deferred tax liability associated with the increase of $12.4 million related to the markup of Vanliner’s held-to-maturity securities to fair market value has been included in the Unaudited Pro Forma Consolidated Balance Sheet. Such mark-up of investments to fair value was required by the Purchase Agreement to be reflected on the closing balance sheet. This adjustment will be further evaluated during the allowed 60-day review period by the Company. The adjusted purchase price associated with the closing balance sheet, including the unrecorded deferred tax liability, was $119.2 million, which represented an $8.9 million decrease from the estimated price paid at closing. Additional purchase price adjustments may result from the Company’s review period and/or from certain financial guarantees, including a four and a half-year balance sheet guarantee whereby both favorable and unfavorable balance sheet developments inure to UniGroup. It is anticipated that the final closing balance sheet and related initial purchase price will be determined by the parties in the fourth quarter of 2010, pursuant to the Purchase Agreement.
Through the acquisition of Vanliner, NIIC acquired Vanliner Insurance Company (“VIC”), a market leader in providing insurance for the moving and storage industry. VIC wrote approximately $104 million of gross moving and storage premiums in 2009, representing approximately 58% of its total business. Obtaining a presence in this industry was the Company’s primary strategic objective associated with the acquisition. Future changes to the current book of business which have not been contemplated in these unaudited pro forma consolidated financial statements, such as but not limited to, the decision to discontinue an insurance product offering, the impact from underwriting decisions, or a change in risk selection or retention rates, could result in a material favorable or unfavorable impact on the Company’s future results of operations and financial position.
The Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2010 combines the historical consolidated balance sheets of the Corporation and Vanliner, giving effect to the acquisition as if it had been consummated on June 30, 2010. The Unaudited Pro Forma Consolidated Statement of Income for the six months ended June 30, 2010 and for the year ended December 31, 2009 combines the historical consolidated statements of income of the Corporation and Vanliner, giving effect to the acquisition as if it had occurred on January 1, 2009. Certain reclassifications have been made to the historical financial statements of Vanliner to conform to the Corporation’s presentation. The unaudited pro forma consolidated financial statements should be read in conjunction with the:
•	Accompanying notes to the unaudited pro forma consolidated financial statements;

•	The Corporation’s separate historical unaudited consolidated financial statements and the related notes included in the Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2010;

•	The Corporation’s separate historical audited consolidated financial statements and the related notes included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	Vanliner’s separate historical unaudited consolidated financial statements and related notes as of and for the six months ended June 30, 2010, included in this Current Report on Form 8-K as exhibit 99.2; and

•	Vanliner’s separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2009, included in this Current Report on Form 8-K as exhibit 99.1.
The unaudited pro forma consolidated financial statements have been prepared for informational purposes only. The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition. The effects of future favorable or unfavorable developments from the closing balance sheet, which are subject to the aforementioned financial guarantees, are not considered in the unaudited pro forma consolidated financial statements.
The acquisition is being accounted for under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations and uses the fair value concepts defined in ASC 820, Fair Value Measurement and Disclosures. The acquisition method of accounting requires, among other things, that all assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The unaudited pro forma consolidated financial statements have been prepared in accordance with ASC 820 with the Corporation treated as the accounting acquirer. Accordingly, the Corporation’s cost to acquire Vanliner has been allocated to the acquired assets, liabilities and additional considerations. The purchase price allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive measure and allocation. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial statements. Material revisions to the Corporation’s current estimates could be necessary as the final purchase price and valuation process are finalized.

Unaudited Pro Forma Consolidated Balance Sheets
(In thousands)

	June 30, 2010
	Historical		Pro Forma
	Corporation	Vanliner	Reclassifications		Adjustments		Consolidated

ASSETS

Investments:
Fixed maturities available-for-sale, at fair value	$479,381	$—	$290,669	(a)	$12,364	(b)	$782,414
Bonds held-to-maturity, at amortized cost	—	290,669	(290,669	)(a)	—		—
Equity securities available-for-sale, at fair value	27,394	—	—		—		27,394
Short-term investments, at cost which approximates fair value	765	88,988	—		—		89,753

Total investments	507,540	379,657	—		12,364		899,561
Cash and cash equivalents	42,826	5,633	—		—		48,459
Accrued investment income	4,187	3,589	—		—		7,776
Receivable from affiliate	—	2,541	(2,541	)(a)	—		—
Deposit in advance of acquisition	128,059	—	—		(128,059	)(c)	—
Premiums receivable, net of allowance for doubtful accounts	139,994	65,982	—		—		205,976
Reinsurance recoverable on paid and unpaid losses	145,030	71,930	—		—		216,960
Prepaid reinsurance premiums	39,488	6,998	—		—		46,486
Deferred policy acquisition costs	22,502	6,975	—		(6,975	)(d)	22,502
Deferred federal income taxes	17,344	13,946	—		(2,171	)(e)	29,119
Property and equipment, net	21,773	—	—		2,950	(f)	24,723
Licenses, net	—	1,855	—		6,305	(g)	8,160
Funds held by reinsurer	3,248	—	—		—		3,248
Receivable from securities broker	—	9,212	(9,212	)(a)	—		—
Intangible assets	—	—	—		1,455	(h)	1,455
Prepaid expenses and other assets	814	2,274	11,753	(a)	8,873	(i)	23,714

Total assets	$1,072,805	$570,592	$—		$(105,258)		$1,538,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$423,118	$362,320	$—		$(1,258	)(j)	$784,180
Unearned premiums and service fees	191,922	73,116	—		—		265,038
Long-term debt	45,000	—	—		—		45,000
Deferred tax liability	—	—	—		4,327	(e)	4,327
Amounts withheld or retained for accounts of others	52,006	—	—		—		52,006
Reinsurance balances payable	22,326	9,227	—		—		31,553
Payable to affiliate	—	2,555	(2,555	)(a)	—		—
Accounts payable and other liabilities	33,973	12,259	2,555	(a)	2,714	(k)	51,501
Commissions payable	9,486	—	—		—		9,486
Assessments and fees payable	3,314	—	—		—		3,314

Total liabilities	781,145	459,477	—		5,783		1,246,405
Shareholders’ equity:
Preferred shares	—	—	—		—		—
Common shares	234	1	—		(1	)(l)	234
Additional paid-in capital	50,086	11,554	—		(11,554	)(l)	50,086
Retained earnings	240,284	99,560	—		(99,486	)(l)	240,358
Accumulated other comprehensive income	6,728	—	—		—		6,728
Treasury shares	(5,672)	—	—		—		(5,672)

Total shareholders’ equity	291,660	111,115	—		(111,041)		291,734

Total liabilities and shareholders’ equity	$1,072,805	$570,592	$—		$(105,258)		$1,538,139

See notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Income
(In thousands, except per share data)

	Six Months Ended June 30, 2010
	Historical		Pro Forma
	Corporation	Vanliner	Reclassifications		Adjustments		Consolidated
Revenues:
Premiums earned	$139,414	$69,821	$—		$—		$209,235
Net investment income	9,971	7,820	—		(1,924	)(n)	15,867
Net realized gains on investments	2,551	4,200	—		—		6,751
Other	1,794	115	—		—		1,909

Total revenues	153,730	81,956	—		(1,924)		233,762
Expenses:
Losses and loss adjustment expenses	89,136	57,170	—		—		146,306
Commissions and other underwriting expenses	29,571	8,034	6,089	(m)	(627	)(o)	43,067
Other operating and general expenses	7,622	8,102	(2,560	)(m)	(724	)(p)	12,440
Corporate expense allocation	—	3,529	(3,529	)(m)	—		—
Expense on amounts withheld	1,735	—	—		—		1,735
Depreciation	—	199	—		(199	)(q)	—
Interest expense	104	—	—		14	(r)	118

Total expenses	128,168	77,034	—		(1,536)		203,666

Income (loss) before income taxes (benefit)	25,562	4,922	—		(388)		30,096
Provision (benefit) for income taxes	7,358	(1,953)	—		(136	)(s)	5,269

Net income	$18,204	$6,875	$—		$(252)		$24,827

Net income per share — basic	$0.94	—	—		—		$1.28

Net income per share — diluted	$0.94	—	—		—		$1.28

Weighted average of common shares outstanding — basic	19,336	—	—		—		19,336

Weighted average of common shares outstanding — diluted	19,424	—	—		—		19,424

See notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Income
(In thousands, except per share data)

	Year Ended December 31, 2009
	Historical		Pro Forma
	Corporation	Vanliner	Reclassifications		Adjustments		Consolidated
Revenues:
Premiums earned	$279,079	$151,766	$—		$—		$430,845
Net investment income	19,324	16,946	—		(3,848	)(u)	32,422
Net realized gains (losses) on investments	2,561	(3,489)	—				(928)
Other	3,488	328	—				3,816

Total revenues	304,452	165,551	—		(3,848)		466,155
Expenses:
Losses and loss adjustment expenses	169,755	106,875	—		(9,900	)(v)	266,730
Commissions and other underwriting expenses	57,245	15,601	12,859	(t)	(1,571	)(w)	84,134
Other operating and general expenses	13,076	16,718	(5,800	)(t)	(253	)(x)	23,741
Corporate expense allocation	—	7,059	(7,059	)(t)	—		—
Expense on amounts withheld	3,535	—	—		—		3,535
Depreciation	—	398	—		(398	)(y)	—
Interest expense	717	—	—		220	(z)	937

Total expenses	244,328	146,651	—		(11,902)		379,077

Income before income taxes	60,124	18,900	—		8,054		87,078
Provision (benefit) for income taxes	13,675	6,401	—		(351	)(aa)	19,725

Net income	$46,449	$12,499	$—		$8,405		$67,353

Net income per share — basic	$2.41	—	—		—		$3.49

Net income per share — diluted	$2.40	—	—		—		$3.48

Weighted average of common shares outstanding — basic	19,301	—	—		—		19,301

Weighted average of common shares outstanding — diluted	19,366	—	—		—		19,366

See notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
1. Preliminary Purchase Price Allocation
For purposes of this pro forma analysis, the purchase price has been allocated based on an estimate of the fair value of assets and liabilities acquired and additional consideration expected to be paid as of the date of the acquisition. The estimated fair values were determined based on management’s best estimates at the time of this filing. The preliminary purchase price allocation for this acquisition may be adjusted upon completion of the Corporations’ valuation of the related assets and liabilities of the business and its review of the closing balance sheet.
The preliminary allocation of the purchase price is as follows (in thousands):

Estimated Purchase Price:
Cash Paid	$128,059
Additional future consideration	3,222
Refund from estimated balance sheet adjustments	(8,906)

Total	$122,375

Allocations:
Fair value of assets acquired
Bonds	$303,033
Short-term investments	88,988
Cash	5,633
Premiums receivable, net	65,982
Accrued investment income	3,589
Reinsurance recoverable	71,930
Prepaid reinsurance premiums	6,998
Deferred federal income taxes	11,775
Property, net	2,950
Licenses, net	8,160
Intangible assets	1,455
Prepaid expenses and other assets	13,994

Total assets	$584,487

Fair value of liabilities assumed
Reserve for losses and loss adjustment expenses	$361,062
Unearned premiums	73,116
Payable to reinsurers	9,227
Deferred tax liability	4,327

Other liabilities	14,306

Total liabilities	$462,038

Net assets acquired	$122,449
Gain on bargain purchase*	(74)

Estimated purchase price	$122,375

*	The gain on bargain purchase has been reflected in the unaudited consolidated pro forma balance sheets, but has not been included on the pro forma income statement due to its non-recurring nature.

2. Pro Forma Adjustments
The unaudited pro forma consolidated financial statements give effect to the acquisition as if it had occurred at June 30, 2010 for purposes of the unaudited pro forma consolidated balance sheet and at January 1, 2009 for purposes of the unaudited pro forma consolidated statement of income for the year ended December 31, 2009 and six months ended June 30, 2010.
The following reclassifications and pro forma adjustments have been made in the Unaudited Pro Forma Consolidated Balance Sheet:
a)	Represents adjustments made to reclassify Vanliner’s assets and liabilities to conform to National Interstate’s presentation, including an adjustment to reclassify Vanliner’s securities from held-to-maturity to available-for sale.

b)	Represents an adjustment to fair value for Vanliner’s fixed maturity securities as of June 30, 2010 as these were previously reported at amortized cost.

c)	Represents the a deposit, which was funded in advance of the acquisition and prior to any adjustments during the 60 day review period, and consists of the following items:

i.	Vanliner’s estimated tangible book value, at closing	$125,109
ii.	IT assets purchased in conjunction with the Purchase Agreement	2,950

		$128,059

d)	Represents the elimination of Vanliner’s historical deferred policy acquisition costs under purchase accounting.

e)	Represents the following adjustments to the deferred tax asset and deferred tax liability balances:

Deferred Tax Asset:

i.	Adjustment to reflect pre close transactions required by the purchase agreement	$(1,569)
ii.	Adjustment to reflect the deferred tax effect, at the federal statutory rate of 35%, of any purchase accounting adjustments that are deductible for tax purposes	(602)

		$(2,171)

Deferred Tax Liability:

i.	Adjustment to reflect deferred tax liability associated with the valuation markup of investments from held-to-maturity to fair market value	$(4,327)

f)	Represents the fair value of certain information technology assets of $2.95 million purchased in conjunction with the Vanliner acquisition.

g)	Represents the fair value adjustment of state licenses acquired for the 50 states and the District of Columbia. These licenses were valued using available market data. This intangible asset has an indefinite life and is not subject to amortization.

h)	Represents the fair value of identified intangible assets relating to renewal rights, trade names and customer relationships. The intangible asset is being amortized on a straight-line basis over a 5 year period.

i)	Represents the following adjustments to other assets:

i.	Adjustment to reflect pre close transactions required by the purchase agreement	$(33)
ii.	Adjustment to reflect the price differential related to the Vanliner’s estimated equity and the final tangible book value at the date of acquisition (See Note 1 — Preliminary Purchase Price Allocation)	8,906

		$8,873

j)	Represents the required fair value adjustment on loss and LAE reserves. This valuation was determined using a cash flow model rather than oberservable data as a market for such liabilities could not be determined. The valuation model uses an estimate of net future cash flows related to liabilities for losses and LAE based on historical payment patterns. These future cash flows are adjusted for the time value of money at a risk free rate and a risk margin to compensate an acquirer for bearing the risk associated with the liabilities. The risk margin used considers certain financial guarantees, including a four and a half-year balance sheet guarantee whereby both favorable and unfavorable loss and LAE developments inure to UniGroup. The fair value adjustment for the loss and LAE reserves of $1.3 million will be amortized over the expected loss and LAE payout pattern and reflected as a component of loss and LAE incurred.

k)	Represents the following adjustments to accounts payable and liabilities:

i.	Adjustment to reflect pre-close transactions required by the purchase agreement	$(508)
ii.	Adjustment to reflect the fair value of additional consideration due to UniGroup.*	3,222

		$2,714

*	The $3.2 million in future consideration represents expected interest earnings on the difference between cash collected from unearned premiums and future expected cash outflows over the lige of the balance sheet guarantee and will be paid quarterly to UniGroup in accordance with the Purchase Agreement (See Note 1 — Preliminary Purchase Price Allocation).
l)	Represents the following adjustments to Shareholders’ Equity:

i.	Adjustment to eliminate Vanliner’s common shares	$(1)
ii.	Adjustment to eliminate Vanliner’s additional paid in capital	(11,554)
iii.	Adjustment to eliminate Vanliner’s retained earnings*	(99,560)
iv.	Adjustment to reflect a bargain purchase gain	74

		$(111,041)

The following reclassifications and pro forma adjustments have been made in the Unaudited Pro Forma Consolidated Statement of Income:
m)	Represents an adjustment to reclassify Vanliner’s corporate expense allocation to conform to National Interstate’s presentation.

n)	Represents the loss of investment income on $104 million of investments which were sold in anticipation of the acquisition. These adjustments were calculated using an expected yield of 3.7%.

o)	Represents an adjustment related to corporate overhead expenses to reflect the impact of the acquisition, had it occurred on January 1, 2009. This adjustment is consistent with National Interstate’s corporate overhead expense allocation methodology.

p)	Represents the following adjustments to other operating and general expenses:

i.	Adjustment to record depreciation expense related to the $2.95 million of IT assets	$492
ii.	Adjustment to reflect the corporate overhead expense allocation associated with Vanliner	(722)
iii.	Adjustment to reflect amortization of the affinity relationship intangible asset over a five year period	146
iv.	Adjustment to eliminate non-recurring transaction costs	(809)
v.	Adjustment to reflect amortization of the loss and LAE reserve fair value adjustment	169

		$(724)

q)	Represents the elimination of Vanliner’s historical depreciation expense, as the building was transferred to UniGroup prior to close.

r)	Represents an increase in interest expense in connection with the additional debt incurred to complete the Vanliner acquisition.

s)	Represents the estimated income tax benefit of pro forma adjustments, calculated at the federal statutory rate of 35%.

t)	Represents an adjustment to reclassify Vanliner’s corporate expense allocation to conform to National Interstate’s presentation.

u)	Represents the loss of investment income on $104 million of investments which were sold in anticipation of the acquisition. These adjustments were calculated using an expected yield of 3.7%.

v)	Represents the decrease in loss and LAE reserves that would have occurred had Vanliner’s best estimate of reserves been recorded in accordance with the independently projected point estimate of a third party actuary.

w)	Represents an adjustment related to corporate overhead expenses to reflect the impact of the acquisition, had it occurred on January 1, 2009. This adjustment is consistent with the current corporate overhead allocation methodology employed by National Interstate.

x)	Represents the following adjustments to other operating and general expenses:

i.	Adjustment to record depreciation expense related to the $2.95 million of IT assets	$983
ii.	Adjustment to reflect the corporate overhead expense allocation associated with Vanliner	(1,808)
iii.	Adjustment to reflect amortization of the affinity relationship intangible asset over a five year period	291
iv.	Adjustment to eliminate non-recurring transaction costs	(144)
v.	Adjustment to reflect amortization of the loss and LAE reserve fair value adjustment	425

		$(253)

y)	Represents the elimination of Vanliner’s historical depreciation expense, as the building was transferred to UniGroup prior to close.

z)	Represents an increase in interest expense in connection with the additional debt incurred to complete the Vanliner acquisition.

aa)	Represents the estimated income tax benefit of pro forma adjustments, calculated at the federal statutory rate of 35%.